Exhibit 10.3

STOCK OPTION AWARD AGREEMENT

For good and valuable consideration, receipt of which is hereby acknowledged, Analogic Corporation, a Massachusetts Corporation (hereinafter called the “Company”), does hereby grant to [Name of Grantee] of [City, State, Zip] (hereinafter called the “Participant”) an option designated as an “[Incentive/Non-Qualified] Stock Option” to purchase [Amount] Shares of Common Stock pursuant to the Company’s 2007 Stock Option Plan (hereinafter called the “Plan”). A copy of the Plan is attached as Exhibit A to the Plan Prospectus annexed hereto, and is incorporated herein in its entirety by reference. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Plan.

The Participant hereby accepts the [Incentive/Non-Qualified] Stock Option granted herein subject to the provisions of the Plan, and upon the following additional terms and conditions:

1. The price at which the shares of Common Stock may be purchased pursuant to the [Incentive/Non-Qualified] Option granted herein is [Price] per share, subject to adjustment as provided in the Plan.

2. The [Incentive/Non-Qualified] Stock Option granted herein may be exercised by the giving of written notice, in person or by registered mail, to the Company, marked “Attention: Treasurer”, at its principal place of business in Peabody, Massachusetts, of the election to purchase shares pursuant hereto, accompanied by the full purchase price of the shares being so purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, in cash or by certified or bank cashier’s check.

IN WITNESS WHEREOF, Analogic Corporation has caused this [Incentive/Non-Qualified] Stock Option Award Agreement to be signed by its duly authorized officer and its corporate seal to be hereto affixed this [     ] day of [     ] in the year [200_].

ANALOGIC CORPORATION

By:
Treasurer

IN WITNESS WHEREOF, the Participant has signed this [Incentive/Non-Qualified] Stock Option Award Agreement this [     ] day of [     ] in the year [200_], and acknowledges [his/her] acceptance of Incentive Stock Option granted thereby, subject to the terms and conditions set forth herein and to the provisions of the Company’s 2007 Stock Option Plan.

Participant